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                        [LETTERHEAD OF WM BUSINESS BANK]

                                                                   EXHIBIT 10.03

May 17, 2001

Surendra Mistry
Director of Finance
Interwoven, Inc.
1195 W. Fremont Avenue
Sunnyvale, CA 94087

Dear Surendra:

Washington Mutual Business Bank ("WMBB") is pleased to commit to Interwoven, Inc. the following facilities:

FACILITY:
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A $20,000,000 cash secured facility for: (a) working capital advances, and (b)
issuance of performance stand-by letters of credit (stand-by L/C usage is not limited and may include L/Cs for the securing of lease obligations or in conjunction with workman's compensation insurance, as examples).

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RATES:
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(a)      Working capital advances:
Wall Street Journal prime rate flat.

(b)      Performance Stand-by L/C Rates:
Issuance:
For Standby L/C less than $500,000                     $100.00 plus (1.5% per annum minimum 300.00).
For Standby L/C $500,000 or more                       1.5% per annum (Fees may be considered on a sliding
                                                       scale).

Amendment:
For Standby L/C less than $500,000                     $75.00 plus (1.5% per annum on increases and/or
                                                       extension minimum $300).
For Standby L/C $500,000 or more                       $75.00 plus 1.5% per annum on increases and/ or
                                                       extension.

Automatic Renewal Credit:
For Standby L/C less than $500,000                     1.5% per annum minimum $400.00.
For Standby L/C $500,000 or more                       1.5% per annum.

Non-renewal Notice:
$100.00

Reinstatement of Drawing:
Subject to arrangement.
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Payment/Examination per set:
1/10 of 1.00%, minimum $200.00 - maximum $500.00

PURPOSE:
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(a)  Working capital advances:
To finance current operating needs and working capital.

(b)  Performance Stand-by L/Cs:
     1) Stand-by L/Cs to secure real estate leases;
     2) Stand-by L/Cs for workman's compensation insurance;
     3) Other.

EXPIRATION / MATURITY:
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(a) & (b):
One year commitment, commencing from the date of closing. Individual L/Cs may be initially issued for maturities up to twelve (12) months and will be subject to renewal.

COLLATERAL:
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Certificates of Deposit held by WMBB at 100% of the Facility amount. Cash collateral supporting working capital advances will be deposited in blocked, pledged accounts having maturities equal to, or longer than the respective maturity of the working capital advance or stand-by L/C.

LOAN AGREEMENT:
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(a) Working capital advances:
Documentation (for any drawings) will include WMBB's promissory note, business loan agreement and security agreement in addition to all ancillary documents as required.

(b) Performance Stand-by L/Cs:
WMBB's standard letter of credit application which governs the issuance of any letters of credit. In addition to the normal representations and warranties, events of default and customary terms and conditions, the following will be included:

Reporting covenants:
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 .    Furnish 10K within 120 days of fiscal year end.
 .    Furnish 8K within 90 days after the end of each quarter.

The above commitment is subject to satisfactory completion of documentation acceptable to WMBB.

We look forward to a mutually beneficial relationship and thank you for the opportunity to become a part of your financial family.

Yours truly,

/s/ S. Chad Schumacher                         /s/ Stephen J. Mras
S. Chad Schumacher                             Stephen J. Mras
Vice President & Manager                       Vice President